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                                                                    EXHIBIT 4.20

                          FIFTH SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September 29, 1998, among Von Hoffmann Press, Inc., a Delaware corporation, Von Hoffmann Corporation, a Delaware corporation, Mid-Missouri Graphics, Inc., a Missouri corporation, One Thousand Realty & Investment Company, a Missouri corporation, Bawden Printing, Inc., an Iowa corporation, H&S Graphics, Inc., a Delaware corporation, Preface, Inc., a Delaware corporation, Custom Printing Company, a Missouri corporation, and Marine Midland Bank, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

     WHEREAS, Von Hoffmann Press, Inc., a Missouri corporation ("VHP Missouri") has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 22, 1997, providing for the issuance of an aggregate principal amount of $100,000,000 of 10 3/8% Senior Subordinated Notes due 2007 (the "Notes");

     WHEREAS, each of Von Hoffmann Corporation, a Delaware corporation, Mid-Missouri Graphics, Inc., a Missouri corporation, One Thousand Realty & Investment Company, a Missouri corporation, Bawden Printing, Inc., an Iowa corporation, H&S Graphics, Inc., a Delaware corporation, Preface, Inc., a Delaware corporation, and Custom Printing Company, a Missouri corporation, is a Guarantor under the Indenture;

     WHEREAS, on September 29, 1998, VHP Missouri merged with and into Von Hoffmann Press, Inc., a Delaware corporation and, prior to such merger, a wholly-owned subsidiary of VHP Missouri ("VHP Delaware"), with VHP Delaware as the surviving corporation of such merger;

     WHEREAS, Article 5 of the Indenture provides that under certain circumstances a successor to VHP Missouri must execute and deliver to the Trustee a supplemental indenture pursuant to which such successor shall unconditionally assume all of VHP Missouri's Obligations under the Notes and the Indenture; and

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     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, VHP Delaware, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT OF VHP DELAWARE. VHP Delaware hereby agrees to assume all of the Obligations of VHP Missouri under the Notes and the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. AGREEMENT TO NOTES GUARANTEES. Each Guarantor hereby confirms that its respective Notes Guarantee shall apply to VHP Delaware's Obligations under the Indenture and the Notes.

     4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of VHP Delaware or of any Guarantor, as such, shall have any liability for any obligations of VHP Delaware or any Guarantor under the Notes, any Notes Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

     6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

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     8.   THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by VHP Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: September 29, 1998            VON HOFFMANN PRESS, INC.


                                     By: /s/ Robert A. Uhlenhop
                                        ----------------------------------------
                                        Robert A. Uhlenhop
                                        President


Dated: September 29, 1998            VON HOFFMANN CORPORATION


                                     By: /s/ Robert A. Uhlenhop
                                        ----------------------------------------
                                        Robert A. Uhlenhop
                                        President


Dated: September 29, 1998            MID-MISSOURI GRAPHICS, INC.


                                     By: /s/ Robert A. Uhlenhop
                                        ----------------------------------------
                                        Robert A. Uhlenhop
                                        President


Dated: September 29, 1998            ONE THOUSAND REALTY &
                                     INVESTMENT COMPANY


                                     By: /s/ Robert A. Uhlenhop
                                        ----------------------------------------
                                        Robert A. Uhlenhop
                                        President

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Dated: September 29, 1998            BAWDEN PRINTING, INC


                                     By: /s/ Robert A. Uhlenhop
                                        ----------------------------------------
                                        Robert A. Uhlenhop
                                        Chief Executive Officer


Dated: September 29,  1998           H&S GRAPHICS, INC.


                                     By: /s/ Robert A. Uhlenhop
                                        ----------------------------------------
                                        Robert A. Uhlenhop
                                        Chief Executive Officer


Dated: September 29,  1998           PREFACE, INC.


                                     By: /s/ Robert A. Uhlenhop
                                        ----------------------------------------
                                        Robert A. Uhlenhop
                                        Chief Executive Officer


Dated: September 29,  1998           CUSTOM PRINTING COMPANY


                                     By: /s/ Robert A. Uhlenhop
                                        ----------------------------------------
                                        Robert A. Uhlenhop
                                        Chief Executive Officer


Dated: September 29,  1998           MARINE MIDLAND BANK,
                                        as Trustee

                                     By: /s/ Marcia Markowski
                                        ----------------------------------------
                                        Name:  Marcia Markowski
                                        Title: Assistant Vice President

[Signature page to Fifth Supplemental Indenture, dated September ___, 1998, among Von Hoffmann Press, Inc., ET. AL., and Marine Midland Bank, as Trustee.]

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